CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 27, 2004, relating to the financial statements and financial highlights which appears in the January 31, 2004 Annual Report to the Board of Trustees and Shareholders of Lend Lease U.S. Real Estate Securities Fund (the "Fund"), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
May 26, 2004